UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): July 27, 2011

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change.  Trailing 3-month average versus prior year.)

	April ‘11	May ‘11	June ‘11
Process Management	>+20	>+20	>+20
Industrial Automation	>+20	>+20	+20
Network Power	+5	+5 to +10	+5
Climate Technologies	0 to +5	0 to +5	-5 to 0
Tools and Storage	+5	+5	+10
Total Emerson	+10 to +15	+15	+10 to +15

June 2011 Order Comments:

Emerson order growth remained solid in the trailing three-month period, but we have seen a definite weakening of general business activity in June and July.  U.S. and European economies have clearly slowed and entered a soft-patch and it remains unclear if they will improve much in the second half of the calendar year.  Industrial-related businesses are still strong, but we expect them eventually to soften due to the generally poor economic environment (the negative budget discourse in Washington D.C. and ongoing European debt crisis) and weakening trends, as well as more challenging comparisons.  Consumer and discretionary spending remain weak and any recovery in these end markets continues to be pushed out. Currency exchange rates positively impacted orders by approximately 7 percentage points.

Process Management order growth remained strong across global end markets.  Project and MRO order strength continued, but order growth comparisons will become increasingly difficult for the remainder of the fiscal year.  Although currency exchange rates positively impacted Process Management orders by 14 percentage points, underlying orders excluding currency were still up in the range of 10 to 15 percent.

Industrial Automation order trends remained solid but continued to moderate as comparisons became increasingly difficult.  Orders were driven by strength in the power generating alternators business.  Currency exchange rates positively impacted orders by 8 percentage points.

Network Power orders increased approximately 5 percent in the trailing three-month period.  Increases in the Network Power business in Asia, Europe and Latin America, and continued solid order rates for the uninterruptible power supply business were partially offset by weakness in the embedded computing and power businesses and the energy systems business.  Currency exchange rates positively impacted orders by 4 percentage points.

Climate Technologies orders were slightly negative for the trailing three-month period.  Declines in the U.S. residential and temperature controls businesses were partially offset by growth in Europe and Asia, and the global refrigeration businesses.

Tools and Storage trailing three-month orders showed improvement, reflecting growth in the professional tools and storage businesses, partially offset by weakness in the wet/dry vacuum business.

Upcoming Investor Events:

On Tuesday, August 2, 2011, Emerson will issue the Company’s third quarter 2011 results.  Emerson senior management will discuss the results during an investor conference call that will be held the same day.  The call will begin at 3:00 p.m. Eastern Daylight Time (2:00 p.m. Central Daylight Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.Emerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the website.

Updates and further details on this and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: July 27, 2011	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary